UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant’s telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jerome Lorrain

On October 1, 2024, the Board of Directors (the “Board”) of Forward Air Corporation (the “Company”) increased the size of its Board to 13 and appointed Mr. Jerome Lorrain to the Board effective immediately. Mr. Lorrain will serve until the next annual meeting of the Company’s shareholders, at which time all of our directors will be subject to re-election. The compensation of Mr. Lorrain for his service as a non-employee director will be substantially consistent with that of the Company’s other non-employee directors, as described in the Company’s proxy statement for its 2024 annual meeting of shareholders.

Mr. Lorrain has over 30 years of experience serving in a variety of roles in the logistics and transportation industry. Mr. Lorrain previously served as Chief Operating Officer of CEVA Logistics, a global end-to-end logistics company, from July 2014 to June 2020. Mr. Lorrain currently serves a director of Log-Hub, a supply chain solution and optimization company, and as the executive chairman of FluentCargo, a routing solutions provider. Mr. Lorrain has also served as a director of SeaFrigo and as the chairman of Arrive Logistics and Pilot Freight Services. Mr. Lorrain holds a Bachelor’s Degree in Mathematics, Chemistry and Biology from Lycee Fabert – Metz as well as a Technician Degree in Logistics and Transportation from University of Paris – Créteil and a Master’s Degree in Logistics from Ecole Superieure Internationale de Logistique – Metz.

At the time of this Current Report on Form 8-K, the Board has not determined the committee(s) to which Mr. Lorrain will be named. The Company will file an amendment to this Current Report on Form 8-K naming those committees once they are determined.

There are no arrangements or understandings between Mr. Lorrain and any other persons pursuant to which he was selected as a director. Mr. Lorrain has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Resignation of Craig Carlock

On September 30, 2024, Mr. Craig Carlock submitted to the Chairman of the Board a notice of resignation from his position as director of the Company effective October 15, 2024. The Board has fixed the size of the Board at 12 immediately following the effective date of Mr. Carlock’s resignation. The Company appreciates Mr. Carlock’s dedicated service to the Board and wishes him well.

Mr. Carlock currently serves as the chairman of the Compensation Committee, and effective immediately upon the effective date of his resignation, the Board has appointed Mr. Michael B. Hodge to replace him as the chairman of the Compensation Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
October 3, 2024	By:	/s/ Shawn Stewart
	Name:	Shawn Stewart
	Title:	Chief Executive Officer